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                                                                      Exhibit 16

December 19, 2001




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by The Savings Bank of Utica under the heading "Change in Accountants" (copy attached), which we understand will be filed with the Commission, as part of the Company's Registration Statement on Form S-1, dated December 19, 2001. We agree with the statements concerning our Firm under said heading.

Very truly yours,

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

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                              Change in Accountants


On June 5 2001, we appointed KPMG LLP as our independent auditors and dismissed PricewaterhouseCoopers LLP. The Audit Committee participated in and approved the decision to change independent accountants. PricewaterhouseCoopers LLP had previously been engaged to audit the financial statements for the year ended December 31, 2000, as well as for the years ended December 31, 1999 and 1998 (however, they have not audited or reported on the financial statements included herein for the year ended December 31, 2000 as such financial statements were subsequently re-audited by KPMG LLP). The reports of PricewaterhouseCoopers LLP on the financial statements as of and for the three fiscal years ended December 31, 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the three fiscal years ended December 31, 2000 and through June 5, 2001, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such years. SBU Bank has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated December 19, 2001, is filed as an Exhibit to this Registration Statement.